Brady Corporation F’21 Q1 Financial Results November 19, 2020

Forward-Looking Statements 2 In this presentation, statements that are not reported financial results or other historic information are “forward-looking statements.” These forward-looking statements relate to, among other things, the Company's future financial position, business strategy, targets, projected sales, costs, earnings, capital expenditures, debt levels and cash flows, and plans and objectives of management for future operations. The use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “project,” “continue” or “plan” or similar terminology are generally intended to identify forward-looking statements. These forward-looking statements by their nature address matters that are, to different degrees, uncertain and are subject to risks, assumptions, and other factors, some of which are beyond Brady’s control, that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. For Brady, uncertainties arise from: adverse impacts of the novel coronavirus (“COVID-19”) pandemic or other pandemics; decreased demand for our products; our ability to compete effectively or to successfully execute our strategy; Brady’s ability to develop technologically advanced products that meet customer demands; raw material and other cost increases; difficulties in protecting our websites, networks, and systems against security breaches; extensive regulations by U.S. and non-U.S. governmental and self-regulatory entities; risks associated with the loss of key employees; divestitures and contingent liabilities from divestitures; Brady’s ability to properly identify, integrate, and grow acquired companies; litigation, including product liability claims; foreign currency fluctuations; potential write-offs of Brady’s goodwill and other intangible assets; changes in tax legislation and tax rates; differing interests of voting and non-voting shareholders; numerous other matters of national, regional and global scale, including major public health issues and those of a political, economic, business, competitive, and regulatory nature contained from time to time in Brady’s U.S. Securities and Exchange Commission filings, including, but not limited to, those factors listed in the “Risk Factors” section within Item 1A of Part I of Brady’s Form 10-K for the year ended July 31, 2020. These uncertainties may cause Brady's actual future results to be materially different than those expressed in its forward-looking statements. Brady does not undertake to update its forward-looking statements except as required by law.

Managing Through the Pandemic 3 Managing Through the Pandemic: • Thank you to all of the Brady employees and front-line workers. • Brady is an essential business. • Brady’s products are helping in the fight of COVID-19. Key Messages: • Workplace Safety performed well. We grew revenues and expanded our customer base. • ID Solutions’ revenue continued to trend positively, and profit as a percent of sales increased. • Our reduced cost structure drove increased operating income. • Strong balance sheet and cash generation.

Q1 F’21 Financial Summary 4 • Sales were $277.2M in Q1 of F’21 compared with $286.9M in Q1 of F’20. – Organic sales declined 4.9%. – Foreign currency translation increased sales 1.5%. • Gross profit margin of 48.9% in Q1 of F’21 compared with 49.3% in Q1 of F’20. • SG&A expense of $83.0M (30.0% of sales) in Q1 of F’21 compared with $89.5M (31.2% of sales) in Q1 of F’20. • R&D expense of $10.2M (3.7% of sales) in Q1 of F’21 compared with $11.0M (3.8% of sales) in Q1 of F’20. • Income before income taxes and losses of unconsolidated affiliate increased 1.6% to $42.2M in Q1 of F’21 compared with $41.6M in Q1 of F’20. • Net income per Class A Diluted Nonvoting Common Share was $0.64 in Q1 of F’21 compared with $0.70 in Q1 of F’20. • Net cash provided by operating activities increased 61.8% to $62.8M in Q1 of F’21 compared to $38.8M in Q1 of F’20.

Sales Overview 5 SALES (millions of USD) $298 $297 $293 $295 $300 $290 $288 $290 $287 $282 $277 $277 $275 $266 $252 $250 $225 $200 Q1 F'18 Q2 F'18 Q3 F'18 Q4 F'18 Q1 F'19 Q2 F'19 Q3 F'19 Q4 F'19 Q1 F'20 Q2 F'20 Q3 F'20 Q4 F'20 Q1 F'21 Organic Sales 1.7% 3.2% 3.2% 2.5% 4.7% 2.3% 2.4% 1.7% (0.4%) (1.2%) (6.0%) (13.7%) (4.9%) Q1 F’21 SALES: Q1 F’21 SALES COMMENTARY: • Total sales declined 3.4%. • Workplace Safety – Continued strong organic sales growth driven by the sale of products directly • Organic sales declined 4.9%: supporting the fight of Covid-19. • ID Solutions – Organic sales decline of 8.4%. • ID Solutions – Organic sales trends continued to improve as we progressed throughout the quarter. • Workplace Safety – Organic sales growth of 5.5%. • 1.5% increase due to foreign currency translation.

Gross Profit Margin 6 GROSS PROFIT & GPM% (millions of USD) 50.6% 50.3% 50.3% 50.3% 49.9% 50.0% 49.6% 49.5% 49.6% $151 49.3% 50% 48.7% 48.9% $147 $150 $146 $147 $146 $147 $144 47.1% $140 $141 $139 $135 $130 45% $125 $119 $100 40% Q1 F'18 Q2 F'18 Q3 F'18 Q4 F'18 Q1 F'19 Q2 F'19 Q3 F'19 Q4 F'19 Q1 F'20 Q2 F'20 Q3 F'20 Q4 F'20 Q1 F'21 Q1 F’21 – GROSS PROFIT MARGIN: • Gross profit margin of 48.9% compared to 49.3% in Q1 of F’20. • We continue to invest in automation and manufacturing efficiencies. • Gross profit margin was negatively impacted by reduced sales and production volumes in our ID Solutions business along with product mix in our Workplace Safety business.

SG&A Expense 7 SG&A EXPENSE AND SG&A EXPENSE AS A % of SALES (millions of USD) 34.5% 33.9% 34.1% 32.3% 32.8% 32.7% 35% $110 31.6% 31.3% 30.6% 30.2% 31.2% 30.2% $102 30.0% $100 30% $100 $98 $95 $95 $93 $91 $89 $90 $90 $87 25% $83 $83 20% $80 $76 $70 15% $60 10% Q1 F'18 Q2 F'18 Q3 F'18 Q4 F'18 Q1 F'19 Q2 F'19 Q3 F'19 Q4 F'19 Q1 F'20 Q2 F'20 Q3 F'20 Q4 F'20 Q1 F'21 Q1 F’21 – SG&A EXPENSE: • The $6.5M reduction in SG&A expense compared to Q1 of F’20 was due to ongoing benefits from efficiency actions combined with a reduction in discretionary spend. • Sequentially, SG&A expense was up $7.1M compared to the fourth quarter of last year. This increase was primarily due to increased incentive-based compensation.

R&D Expense 8 R&D EXPENSE AND R&D EXPENSE AS A % of SALES (millions of USD) $14.0 3.9% 3.9% 3.9% 3.9% 3.9% 3.9% 4.0% 3.8% 3.8% 3.8% 3.7% 3.6% 3.7% 3.7% $12.0 $11.7 $11.7 $11.3 $11.3 $11.4 $11.3 $11.1 $11.0 $10.5 $10.5 3.5% $10.2 $9.8 $10.0 $9.4 3.0% $8.0 $6.0 2.5% Q1 F'18 Q2 F'18 Q3 F'18 Q4 F'18 Q1 F'19 Q2 F'19 Q3 F'19 Q4 F'19 Q1 F'20 Q2 F'20 Q3 F'20 Q4 F'20 Q1 F'21 Q1INCREASING F’21 – R&D OUR EXPENSE: INVESTMENT IN RESEARCH & DEVELOPMENT: • We continue to invest in R&D to drive future organic sales growth. • Solid new product pipeline. • Focused on ensuring our R&D spend is both efficient and effective.

Income Before Income Taxes 9 INCOME BEFORE INCOME TAXES AND LOSSES OF UNCONSOLIDATED AFFILIATE (millions of USD) $50 $47.1 $45.2 $41.6 $42.4 $42.2 $39.9 $41.0 $40 $37.0 $36.7 $34.8 $35.0 $34.9 $30 $22.2 $20 $10 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 F'18 F'18 F'18 F'18 F'19 F'19 F'19 F'19 F'20 F'20 F'20 F'20 F'21 Year on Year Growth 12.2% 20.4% 20.7% 26.0% 14.8% 4.8% 10.8% 4.1% 4.2% 15.4% (45.9%) (26.0%) 1.6% Q1 F’21 - INCOME BEFORE INCOME TAXES AND LOSSES OF UNCONSOLIDATED AFFILIATE: • Income before income taxes and losses of unconsolidated affiliate increased 1.6% to $42.2M in Q1 of F’21 compared to $41.6M in Q1 of F’20.

Net Income & Diluted EPS 10 NET INCOME PER CLASS A DILUTED SHARE NET INCOME (millions of USD) $0.68 $0.70 $0.66 $0.65 $0.62 $0.64 $40 $36.6 $37.5 $0.58 $35.0 $34.8 $33.6 $33.5 $0.60 $0.55 $0.53 $30.6 $29.2 $0.49 $0.49 $27.7 $30 $25.8 $26.0 $0.40 $20 $0.26 $13.6 $0.20 $10 $0.08 $4.3 $0.00 $0 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 F'18 F'18 F'18 F'18 F'19 F'19 F'19 F'19 F'20 F'20 F'20 F'20 F'21 F'18 F'18 F'18 F'18 F'19 F'19 F'19 F'19 F'20 F'20 F'20 F'20 F'21 Q1 F’21 – NET INCOME & DILUTED EPS: • Diluted EPS and net income in Q1 of the prior year was positively impacted by a reduced income tax rate of 9.8% primarily due to a favorable tax audit settlement and tax benefits from equity-based compensation. If tax rates were consistent both net income and diluted EPS would have increased in Q1 of F’21 compared to Q1 of F’20. • Net income was $33.5M in Q1 of F’21 compared to $37.5M in Q1 of F’20. • Diluted EPS was $0.64 in Q1 of F’21 compared to $0.70 in Q1 of F’20.

11

Cash Generation & Uses

CASH FLOW FROM OPERATING ACTIVITIES (millions of USD)


$60
$40
$20
$0
$34.7
$7.7
$46.8
$53.8
$18.8
$25.4
$52.7
$65.3
$38.8
$14.3
$42.8
$45.1
$62.8
Q1 F'18
Q2 F'18
Q3 F'18
Q4 F'18
Q1 F'19
Q2 F'19
Q3 F'19
Q4 F'19
Q1 F'20
Q2 F'20
Q3 F'20
Q4 F'20
Q1 F'21
% of Net Income
134% 181% 180% 154% 54% 87% 152% 178% 104% 43% 313% 163% 188%

CASH FLOWS IN Q1 OF F'21:

- Cash flow from operating activities was $62.8M in Q1 of F'21 compared to $38.8M in Q1 of F'20.
- Cash flow from operating activities was significantly in excess of net earnings during the quarter ended October 31, 2020.
- Free cash flow* was $53.5M in Q1 of F'21 compared to $31.1M in Q1 of F'20.
- We returned $14.1M to our shareholders in the form of dividends and share buybacks in Q1 of F'21.

(millions of USD)	3 Mos. Ended Oct. 31, 2020	3 Mos. Ended Oct. 31, 2019
Cash Balance - Beginning of Period	**$ 217.6**	**$ 279.1**
Cash Flow from Operating Activities	62.8	38.8
Capital Expenditures	(9.3)	(7.7)
Dividends	(11.4)	(11.5)
Share Repurchases	(2.7)	-
Effect of Exchange Rates on Cash	1.6	(0.3)
Other	(2.3)	(3.3)
Cash Balance - End of Period	**$ 256.3**	**$ 295.1**

* Free Cash Flow is calculated as Net Cash Provided by Operating Activities less Capital Expenditures.

BRADY

Net Cash 12 NET CASH (millions of USD) $300 $256 $250 $245 $240 $229 $218 $200 $188 $190 $151 $150 $138 $129 $100 $73 $48 $50 $44 $0 Q1 F'18 Q2 F'18 Q3 F'18 Q4 F'18 Q1 F'19 Q2 F'19 Q3 F'19 Q4 F'19 Q1 F'20 Q2 F'20 Q3 F'20 Q4 F'20 Q1 F'21 STRONG BALANCE SHEET: • October 31, 2020 cash = $256.3M. • Approximately 34% of our cash is held in the United States. • Balance sheet provides flexibility for future investments. • Brady has no outstanding debt.

Identification Solutions 13 Q1 F’21 vs. Q1 F’20 (millions of USD) Q1 F’21 SUMMARY: • Revenues declined - (7.8%): Q1 F’21 Q1 F’20 Change • Organic = - (8.4%). Sales $ 198.2 $ 215.0 - 7.8% • Fx = + 0.6% Segment Profit 40.3 42.4 - 5.1% • Organic sales continued to improve sequentially over each of the last 6 months. Segment Profit % 20.3% 19.7% + 60 bps • Organic sales performed better in Asia than in North America and Europe. • Expenses are down due to sustainable efficiency SALES & SEGMENT PROFIT % (millions of USD) activities as well as strong cost containment. • Segment profit as a percent of sales increased $250 21% despite reduced sales volumes. 20% 20% 20% 19% 19% 18% 19% 18% 20% $222 $225 $218 $214 $215 $209 $205 15% $198 $200 $193 10% $175 $171 $150 5% Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 F'19 F'19 F'19 F'19 F'20 F'20 F'20 F'20 F'21 Organic 5.7% 3.6% 4.0% 3.3% (0.2%) (1.3%) (8.2%) (21.7%) (8.4%) Growth

Workplace Safety 14 Q1 F’21 vs. Q1 F’20 (millions of USD) Q1 F’21 SUMMARY: • Revenues increased + 9.8%: Q1 F’21 Q1 F’20 Change • Organic = + 5.5%. Sales $ 79.0 $ 72.0 + 9.8% • Fx = + 4.3%. Segment Profit 8.0 5.2 + 54.9% • Organic sales increased due to increased sales of products directly related to the fight of the Covid-19 Segment Profit % 10.1% 7.2% + 290 bps pandemic. • Segment profit as a percent of sales increased due to leverage on the increased organic sales volumes and a continued focus on delivering sustainable efficiency SALES & SEGMENT PROFIT % (millions of USD) gains. 10% 9% 10% $100 8% 8% 7% 7% 7% 8% 6% 6% $81 6% $76 $79 $75 $73 $75 $73 $72 $71 $73 4% 2% $50 0% Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 F'19 F'19 F'19 F'19 F'20 F'20 F'20 F'20 F'21 Organic Growth 2.2% (0.9%) (1.6%) (2.6%) (0.8%) (1.0%) 0.2% 10.8% 5.5%

Investor Relations 15 Brady Contact: Ann Thornton Investor Relations 414-438-6887 Ann_Thornton@bradycorp.com See our web site at www.bradycorp.com